Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORT OBLIGATIONS

RELATING TO

OKEANIS ECO TANKERS CORP.

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Iraklis Sbarounis and Irene Chaidemenou, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Okeanis Eco Tankers Corp., a Marshall Islands corporation (the “Company”), with the United States Securities and Exchange Commission, the New York Stock Exchange, the Nasdaq, any other national securities exchange and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and any amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority, including, but not limited to, taking any actions necessary or desirable in connection with effectuating electronic filings; and

(4) take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, or (ii) any liability of the undersigned for any failure to comply with such requirements; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants to each of the foregoing attorneys-in-fact attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done and about in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming, for and on behalf of the undersigned, all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of March, 2026.

/s/ Christopher Vangeli Papaioannou
Name: Christopher Vangeli Papaioannou